Exhibit 99.2

This Statement on Form 4 is filed by: (i) AP VIII Socrates Holdings, L.P.; (ii) AP VIII Socrates Holdings GP, LLC; (iii) Apollo Advisors VIII, L.P.; (iv) Apollo Capital Management VIII, LLC; (v) APH Holdings, L.P.; and (vi) Apollo Principal Holdings A GP, Ltd.

Name of Designated Filer: AP VIII Socrates Holdings, L.P.

Date of Event Requiring Statement: October 10, 2025

Issuer Name: Phoenix Education Partners, Inc.

AP VIII Socrates Holdings, L.P.

By: AP VIII Socrates Holdings GP, LLC
its general partner

	By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

AP VIII Socrates Holdings GP, LLC

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

Apollo Advisors VIII, L.P.

By: Apollo Capital Management VIII, LLC
its general partner

	By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

Apollo Capital Management VIII, LLC

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APH Holdings, L.P.

By: Apollo Principal Holdings A GP, Ltd.,
its general partner

	By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

Apollo Principal Holdings A GP, Ltd.

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President